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EXHIBIT #10.12.6

                                                                  EXECUTION COPY

                       AMENDMENT NO. 6 TO CREDIT AGREEMENT

This AMENDMENT NO. 6 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 5th day of November, 2003, by NAVARRE CORPORATION, a Minnesota corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (the "Agent") for itself and the Lenders under and as defined in the Credit Agreement (as hereinafter defined), and the Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

WHEREAS, the Borrower, the Agent and the Lenders have entered into that certain Credit Agreement, dated as of October 3, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"); WHEREAS, the Borrower has formed a new Subsidiary, BCI Eclipse Company, LLC, a Minnesota limited liability company ("BCI Eclipse");

WHEREAS, BCI Eclipse will purchase substantially all of the assets of BCI Eclipse, LLC, a New York limited liability company pursuant to that certain Asset Purchase Agreement, dated as of November 5, 2003, by and among Borrower, BCI Eclipse as buyer, BCI Eclipse, LLC, as seller and the Members (as defined therein) named therein (together with any exhibits, schedules and any other annexes or supplements thereto and as in effect as of the date hereof and as amended or otherwise modified in a manner not prohibited by the Credit Agreement, the "BCI Eclipse Purchase Agreement") (which transaction will be referred to herein as the "BCI Purchase"); and

WHEREAS, the Borrower, Agent and the Lenders desire to amend certain provisions of the Credit Agreement as herein set forth.

NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent, and Lenders hereby agree as follows:

10 AMENDMENTS TO CREDIT AGREEMENT.

         10.1 Clause (iii) of Section 1.3(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

         "(iii) If Borrower issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith and (B) the amount of such proceeds which are used to prepay Hilco Indebtedness in accordance with
         Section 6.3(b). Any such prepayment shall be applied in accordance with
         Section 1.3(c)."

         10.2 Section 1.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:



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         "Section 1.6 Eligible Accounts. All of the Accounts owned by one or more of the Eligible Credit Parties and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish or modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment for reasons relating to any Credit Party, any Credit Party's business or industry and/or the Agent's ability to collect or realize the full value of any Collateral, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Eligible Credit Party:

                  (a) that does not arise from the sale of goods or the performance of services by such Eligible Credit Party in the ordinary course of its business;

                  (b) (i) upon which the right of such Eligible Credit Party to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Eligible Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Eligible Credit Party's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                  (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                  (e) with respect to which an invoice has not been sent to the applicable Account Debtor;

                  (f) that (i) is not owned by such Eligible Credit Party or
                  (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

                  (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Eligible Credit Party, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

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                  (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the province of Newfoundland, the Northwest Territories and the Territory of Nunavit) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

                  (j) to the extent such Eligible Credit Party or any of its Subsidiaries is liable for goods sold or services rendered by the applicable Account Debtor to such Eligible Credit Party or any of its Subsidiaries but only to the extent of the potential offset;

                  (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                           (i) the Account is not paid within the earlier of: 60 days following its due date or 90 days following its original invoice date;

                           (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

                  (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

                  (o) as to which any of the representations or warranties in the Loan Documents are untrue;

                  (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment;

                  (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 20% of all otherwise Eligible Accounts (provided, however that on and after the first anniversary of the Closing Date, Accounts owing by an Approved Obligor and its Affiliates which constitute less than 25% of all otherwise Eligible Accounts shall not be deemed ineligible pursuant to this clause (r));

                  (s) that is payable in any currency other than Dollars or Canadian Dollars; or

                  (t) that is otherwise unacceptable to Agent in its reasonable credit judgment for reasons relating to any Credit Party, any Credit Party's business or industry and/or the Agent's ability to collect or realize the full value of any Collateral."



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         10.3 Section 1.7 of the Credit Agreement is hereby amended and restated
to read in its entirety as follows:

                  "Section 1.7 Eligible Inventory. All of the inventory owned by one or more of the Eligible Credit Parties and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Eligible Credit Party that:

         (a) is not owned by such Eligible Credit Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the performance of such Eligible Credit Party with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders;

         (b) (i) is not located on premises owned, leased or rented by such Eligible Credit Party and set forth in Disclosure Schedule (3.2) or
         (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or
         (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

         (c) is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent's Liens have been perfected at origin and destination;

         (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

         (e) is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

         (f) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

         (g) consists of goods which have been returned by the buyer;

         (h) is not of a type held for sale in the ordinary course of such Eligible Credit Party's business;

         (i) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances;



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         (j) breaches any of the representations or warranties pertaining to
         Inventory set forth in the Loan Documents;

         (k) consists of any costs associated with "freight-in" charges;

         (l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

         (m) is not covered by casualty insurance reasonably acceptable to Agent;

         (n) unless such Inventory is computer software, has been produced or published by anyone other than one of the Major Labels;

         (o) consists of the "reserve for inventory valuation" on the general ledger of such Eligible Credit Party; or

         (p) is otherwise unacceptable to Agent in its reasonable credit judgment for reasons relating to any Credit Party, any Credit Party's business or industry and/or the Agent's ability to collect or realize the full value of any Collateral."

         10.4 The first sentence of Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Without the prior written consent of the Agent (which consent may be provided or withheld in the Agent's sole discretion), no Credit Party shall directly or indirectly, by operation of law or otherwise,
         (a) form or acquire any Subsidiary, (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, or (c) other than purchases of Inventory and licenses of Intellectual Property, in each case in the ordinary course of business consistent with practices as in effect on the date hereof, purchase assets from any Person if (i) such purchase is not a Capital Expenditure or (ii) the amount paid for such purchase does not reduce the EBITDA, during the period such purchase is made and by the amount paid for such purchase, of the Credit Party which makes such purchase; provided, however that (A) the Borrower may form Encore Acquisition and (B) Encore Acquisition may acquire the assets of Encore Software pursuant to and in accordance with the Encore Purchase Agreement; provided, further that (A) the Borrower may form BCI Eclipse and (B) BCI Eclipse may acquire the assets of BCI Eclipse, LLC, a New York limited liability company pursuant to and in accordance with the BCI Eclipse Purchase Documents."

         10.5 Each time that the dollar amount "$10,000,000" is set forth in
Section 6.1(x) and Section 6.1(xi) of the Credit Agreement, such dollar amount is hereby amended to read "$20,000,000."

         10.6 Section 6.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

         "6.2. Investments; Loans and Advances. No Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrower, Encore Acquisition and BCI Eclipse may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower, Encore Acquisition or BCI Eclipse, as applicable pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower, Encore Acquisition and BCI Eclipse does not exceed $500,000 (in


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         the aggregate for Borrower, Encore Acquisition and BCI Eclipse combined); (b) each Credit Party may maintain its existing investments in its Subsidiaries as of June 24, 2003; (c) Borrower may maintain Eligible Certificate of Deposits; (d) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrower may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by (A) the Business Bank, a Minnesota corporation, or (B) commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; (e) Borrower, Encore Acquisition and BCI Eclipse may provide advances to Vendors described in Part A of Disclosure Schedule 6.2; (f) Borrower, Encore Acquisition and BCI Eclipse may provide advances to Vendors so long as (i) at the time of each such advance the Borrowing Availability immediately after giving effect to such advance is at least $20,000,000, (ii) the aggregate outstanding amount of advances to Vendors permitted solely pursuant to Section 6.2(e) and this Section 6.2(f) does not exceed $15,000,000 at any time and (iii) with respect to each advance to a Vendor to be made by Encore Acquisition or BCI Eclipse, immediately after giving effect thereto the Borrower would be permitted to make at least $500,000 of additional advances to Encore Acquisition or BCI Eclipse, as applicable pursuant to Section 6.2(j) hereof (provided, however, that the amount set forth in this Section 6.2(f) shall be reduced from time to time by the amount of advances to Vendors otherwise permitted by Section 6.2(e) and/or Section 6.2(f) which have been written off as uncollectible in accordance with Borrower's policies and as determined in accordance with GAAP to the extent that the amount of such write off has not caused a reduction in the EBITDA of Borrower in the fiscal period such write off is taken;
         (g) Borrower may provide advances to Vendors described in Part B of Disclosure Schedule 6.2; (h) Borrower may provide advances by a Credit Party to its employees expressly permitted by Section 6.4(b) hereof;
         (i) on or about July 31, 2002, Borrower may make an investment through a loan in Encore Acquisition in an aggregate principal amount not to exceed $6,000,000; (j) Borrower may make loans to Encore Acquisition in an aggregate outstanding principal amount not to exceed, at any time,

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         $6,000,000; (k) investments made by Borrower in Encore Acquisition pursuant to Section 5 of the Amendment No. 1 to Encore Purchase Agreement in an aggregate principal amount not to exceed $1,150,000;
         (l) on November 5, 2003 the Borrower may make a loan to BCI Eclipse in an aggregate principal amount not to exceed $7,250,000; (m) the Borrower may make loans to BCI Eclipse in an aggregate outstanding principal amount not to exceed, at any time, $5,000,000; and (n) other investments not exceeding $100,000 in the aggregate at any time outstanding."

         10.7 Section 6.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           "6.3. Indebtedness.

                           (a) No Credit Party shall create, incur, assume or
                  permit to exist any Indebtedness, except (without duplication)
                  (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness permitted pursuant to Section 6.2(j) hereof, (vi) Indebtedness of Encore Acquisition to the Borrower in an aggregate amount not to exceed $7,200,000, so long as such Indebtedness is evidenced by an intercompany note, in form and substance satisfactory to Agent, and such intercompany note has been delivered and endorsed to Agent, and Indebtedness of Borrower to Encore Software, Inc., a California corporation pursuant to Section 5 of the Amendment No. 1 to Encore Purchase Agreement in an aggregate principal amount not to exceed $1,150,000; provided that, no Credit Party (other than Encore Acquisition) shall guarantee, grant liens on its assets (including, without limitation, the equity interests in Encore Acquisition) to secure, or otherwise be directly or indirectly liable for any such Indebtedness or related obligations, (vii) Indebtedness incurred by Borrower under the Construction Loan Agreement in an aggregate principal amount not to exceed $4,550,000, (viii) Indebtedness incurred by Borrower under the Hilco Loan Agreement in an aggregate principal amount not to exceed $6,000,000 at any time outstanding, and (ix) Indebtedness of BCI Eclipse to the Borrower, so long as (a) the related loans to BCI Eclipse from the Borrower are permitted pursuant to Section 6.2(l) or
                  Section 6.2(m), and (b) such Indebtedness is evidenced by an intercompany note, in form and substance satisfactory to Agent, and such intercompany note has been delivered and endorsed to Agent.

                           (b) No Credit Party shall, directly or indirectly,
                  voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations;
                  (ii) the Hilco Indebtedness, as long as (A) such prepayment is made solely from the net cash proceeds of an issuance, on terms and conditions reasonably satisfactory to Agent, of Stock of Borrower and (B) such prepayment is made substantially simultaneously with the Borrower's issuance of such Stock, (iii) Indebtedness


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                  secured by a Permitted Encumbrance if the asset securing such
                  Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iv) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); and (v) other Indebtedness not in excess of $250,000; and (vi) as otherwise permitted in Section 6.14. In addition, the Borrower shall not make any payment of the Hilco Indebtedness pursuant to Section 1.3(b)(ii) of the Hilco Loan Agreement (a "Hilco ECF Payment") unless (i) at the time of such Hilco ECF Payment, no Default or Event of Default exists, (ii) the Borrower has notified the Agent of the amount of such Hilco ECF Payment otherwise required by the Hilco Loan Agreement, (iii) the Borrower has provided the Agent with the financial statements necessary to calculate if such payment is required (accompanied by the applicable calculation thereof) and (iv) the Agent has not, within two weeks after the later of the Agent's receipt of such notice and the Agent's receipt of such financial statements (and related calculation), notified the Borrower and Hilco in writing that it disagreed with the determination of such Hilco ECF Payment (and Agent shall set forth in reasonable detail the basis for such disagreement) or that one of the foregoing conditions has not been satisfied.

         10.8 Section 6.7 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $250,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets), (d) Liens in favor of The Business Bank on the Minnesota Real Estate and related assets pursuant to the Construction Mortgage solely to secure Indebtedness permitted pursuant to
                  Section 6.3(a)(vii) hereof and (e) and Liens in favor of Hilco Capital LP on the assets of the Credit Parties solely to secure Indebtedness permitted pursuant to Section 6.3(a)(viii) hereof, so long as such Liens are subject to the terms and conditions of the Hilco Lien Intercreditor Agreement. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its


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                  properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto."

         10.9 Section 6.14 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "6.14. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (b) employee loans permitted under Section 6.4(b),(c) on any day, the Borrower may repurchase up to 15,000 of the Borrower's own shares of common stock for a price not in excess of $1.20 per share, as long as the aggregate consideration paid for all such repurchases during any consecutive twelve month period does not exceed $250,000, and (d) payment of Earnout Amounts (under and as defined in the BCI Eclipse Purchase Agreement as in effect on November 5, 2003) as long as (i) at the time of such payment and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (ii) after giving effect to such payment, the Borrowing Availability shall be at least $20,000,000, (iii) the Borrower has demonstrated to the Agent's reasonable satisfaction that the average daily Borrowing Availability for the 30-day period preceding such payment was at least $20,000,000 and (iv) prior to such payment the Borrower has delivered evidence satisfactory to the Agent demonstrating that, had such payment been made on the last day of the then most recently completed Fiscal Quarter, Borrower would have been in compliance with the financial covenants set forth on Annex G to the Credit Agreement as of the end of such Fiscal Quarter."

         10.10 Section 6.19 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Section 6.19 Amendments. The Borrower shall not enter into any amendment, supplement, restatement, other modification or waiver with respect to any of the Construction Loan Documents, the Minnesota Sale-Leaseback Documents, the BCI Eclipse Purchase Documents, or the Hilco Loan Documents without the prior written consent of Agent."

         10.11 Section 6 of the Credit Agreement is hereby amended by adding the following Subsection 6.20 at the end thereof:

                  "Section 6.20 Trade Debt. The Credit Parties shall not cause or permit BCI Eclipse or Encore Acquisition to incur third party obligations to trade creditors (excluding intercompany indebtedness among the Credit Parties) in an amount not to exceed (i) $5,000,000 in the aggregate for BCI Eclipse or (ii) $12,000,000 in the aggregate for Encore Acquisition."

         10.12 Annex A to the Credit Agreement is hereby amended by adding the following new definitions thereto in the applicable alphabetical locations:



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         ""Amendment No. 6" means that certain Amendment No. 6 to Credit
         Agreement dated as of November 5, 2003 by and among Borrower, the Agent and the Lenders.

         "BCI Eclipse" has the meaning set forth in the Recitals to Amendment No. 6.

         "BCI Eclipse Purchase Agreement" has the meaning set forth in the Recitals to Amendment No. 6.

         "BCI Eclipse Purchase Documents" means the BCI Eclipse Purchase Agreement, the BCI Eclipse Subordination Agreement and all other agreements, instruments, documents and certificates executed and delivered in connection therewith, as in effect as of the date of Amendment No. 6 and as amended or otherwise modified in a manner not prohibited hereby.

         "BCI Eclipse Subordination Agreement" means that certain Subordination and Intercreditor Agreement dated as of November 5, 2003 by and among Agent, BCI Eclipse and BCI Eclipse, LLC (as amended, restated or otherwise modified from time to time in a manner not prohibited hereby).

         "Eligible Credit Parties" means each of the Borrower, Encore Acquisition and BCI Eclipse.

         "Hilco Indebtedness" means at any time all outstanding "Obligations" owing by Borrower to Hilco Capital LP and as defined under the Hilco Loan Agreement.

         "Hilco Lien Intercreditor Agreement" means that certain Lien Intercreditor Agreement dated as of November 5, 2003 between Hilco Capital LP and Agent (as amended, restated or otherwise modified from time to time in a manner not prohibited hereby).

         "Hilco Loan Agreement" means that certain Loan Agreement dated as of November 5, 2003 between Hilco Capital LP and Borrower (as amended, restated or otherwise modified from time to time in a manner not prohibited hereby).

         "Hilco Loan Documents" means the Hilco Loan Agreement, the Hilco Lien Intercreditor Agreement and all other agreements, instruments, documents and certificates executed and delivered in connection with the Hilco Loan Agreement or the transactions contemplated thereby, as amended or otherwise modified in a manner not prohibited hereby. Any reference in this Agreement or any other Loan Document to a Hilco Loan Document shall include all appendices, exhibits or schedules thereto and shall refer to such Hilco Loan Document as the same may be in effect at any and all times such reference becomes operative.

         "Subordinated Debt" means debt which is subordinated to any or all of the Obligations.

         10.13 The following definitions in Annex A to the Credit Agreement are hereby amended and restated to read in their entirety as follows:

         "Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                  (a) the lesser of (i) 58% of the book value of the Eligible Accounts of the Eligible Credit Parties or (ii) (a) during the month of January of each Fiscal Year, $25,000,000, (b) during the months of February, March, April, May, June, July and August of each Fiscal Year, $20,000,000 and (c) at all other times, $30,000,000;

                  (b) the lesser of (i) 58% of the Eligible Inventory of the Eligible Credit Parties valued at the lower of cost (FIFO) or market or
         (ii) 85% of the Orderly Liquidation Value of the Eligible Inventory of the Eligible Credit Parties; and

                  (c) 100% of the aggregate face value of each Eligible Certificate of Deposit issued to Borrower;

                  in each case less any Reserves established by Agent from time to time; provided however that at no time shall the amount of the Borrowing Base attributable to the Eligible Accounts and Eligible Inventory, collectively, of (i) Encore Acquisition exceed the then aggregate outstanding principal balance of all loans made by Borrower to Encore Acquisition and (ii) BCI Eclipse exceed the then aggregate outstanding principal balance of all loans made by Borrower to BCI Eclipse. The value of any Eligible Accounts denominated in Canadian Dollars shall be included in the Borrowing Base using such Accounts' Dollar Amount.

         "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP; provided, however, that solely for the purposes of the calculation of the Financial Covenants set forth in Annex G, "Capital Expenditures" shall not include expenditures in an aggregate amount not to exceed $4,550,000 which are funded with the proceeds of loans under the Construction Loan Agreement.

         "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt (other than the Hilco Indebtedness); (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission;
         (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such

         Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates, and (h) any payment of any Earnout Amount (as defined in the BCI Eclipse Purchase Agreement) or similar payment pursuant to the BCI Eclipse Purchase Agreement."

         10.14 Subsections (a), (b), (c) and (d) on Annex G to the Credit Agreement are hereby amended and restated to read in their entirety as follows:

         (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                  Period                                                        Maximum Capital Expenditures per Period
                  ------                                                        ---------------------------------------
                  Fiscal Year ending on or about March 31, 2004                 $2,900,000
                  Fiscal Year ending on or about March 31, 2005                 $2,600,000 plus
                                                                                that portion of the $2,900,000 amount for
                                                                                the Fiscal Year ending on or about March 31,
                                                                                2004 which was not utilized during such
                                                                                Fiscal Year

                  Fiscal Year ending on or about March 31, 2006                 $2,000,000
                  and each Fiscal Year ending thereafter



         (b) Minimum EBITDA. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter (or calendar month) set forth below, EBITDA plus interest income for the 12-month period then ended of not less than the amount set forth opposite such Fiscal Quarter (or calendar month) below:

                         Fiscal Quarter (calendar month)                 Amount
                  -------------------------------------------          ----------
                  Fiscal Quarter ending on June 30, 2003               $2,000,000

                  Fiscal Quarter ending on September 30, 2003          $2,000,000

                  Calendar month ending on November 30, 2003           $6,500,000

                  Calendar month ending on December 31, 2003           $6,500,000

                  Calendar month ending on January 31, 2004            $7,000,000

                  Calendar month ending on February 29, 2004           $7,000,000

                  Fiscal Quarter ending on March 31, 2004              $7,750,000

                  Fiscal Quarter ending on June 30, 2004               $7,750,000


                         Fiscal Quarter (calendar month)                 Amount
                  -------------------------------------------          ----------
                  Fiscal Quarter ending on September 30, 2004          $7,775,000

                  Fiscal Quarter ending on December 31, 2004           $8,500,000

                  Fiscal Quarter ending on March 31, 2005              $8,500,000

                  Fiscal Quarter ending on June 30, 2005               $8,500,000

                  Fiscal Quarter ending on September 30, 2005          $9,250,000

                  Fiscal Quarter ending on December 31, 2005           $9,250,000

                  Fiscal Quarter ending on March 31, 2006              $9,250,000

                  Fiscal Quarter ending on June 30, 2006               $9,250,000

                  Fiscal Quarter ending on September 30, 2006          $9,500,000

                  Fiscal Quarter ending on December 31, 2006           $9,500,000

                  Fiscal Quarter ending on March 31, 2007              $9,500,000

                  and each Fiscal Quarter thereafter.


         (c) Minimum Working Capital Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a ratio of Accounts Payable to Inventory Value as of the last day of such Fiscal Quarter of not less than the ratio set forth opposite such Fiscal Quarter set forth below:

                  Period                                        Minimum Working Capital Ratio
                  -------------------------------------------   -----------------------------
                  Fiscal Quarter ending on June 30, 2003                2.30 to 1.00
                  Fiscal Quarter ending on September 30, 2003           2.55 to 1.00
                  Fiscal Quarter ending on December 31, 2003            3.85 to 1.00
                  Fiscal Quarter ending on March 31, 2004               3.10 to 1.00
                  Fiscal Quarter ending on June 30, 2004                2.25 to 1.00
                  Fiscal Quarter ending on September 30, 2004           2.60 to 1.00
                  Fiscal Quarter ending on December 31, 2004            3.75 to 1.00
                  Fiscal Quarter ending on March 31, 2005               3.00 to 1.00
                  Fiscal Quarter ending on June 30, 2005                2.20 to 1.00
                  Fiscal Quarter ending on September 30, 2005           2.50 to 1.00
                  Fiscal Quarter ending on December 31, 2005            3.70 to 1.00
                  Fiscal Quarter ending on March 31, 2006               2.90 to 1.00
                  Fiscal Quarter ending on June 30, 2006                2.50 to 1.00
                  Fiscal Quarter ending on September 30, 2006           2.75 to 1.00
                  Fiscal Quarter ending on December 31, 2006            4.05 to 1.00
                  Fiscal Quarter ending on March 31, 2007               3.35 to 1.00

                  and each Fiscal Quarter thereafter.

         (d) Minimum Fixed Charge Coverage Ratio. Borrowers and their Subsidiaries shall have on a consolidated basis, for each Fiscal Month or Fiscal Quarter set forth below, for the 12 month period then ended, a ratio of (A) EBITDA plus interest income received during such period to (B) the sum of, without duplication, (i) the aggregate of all Interest Expense paid or accrued during such period, plus (ii) scheduled payments of principal with respect to Indebtedness during such period (other than required payments made pursuant to Section 1.3(b)(ii) of the Hilco Loan Agreement), plus (iii) Capital Expenditures during such period (other than Capital Expenditures financed other than with the proceeds of Loans), plus (iv) income taxes paid in cash during such period, plus (v) the aggregate amount of all consideration paid for Permitted Intellectual Property Acquisitions during such period, plus (vi) all Restricted Payments made by a Credit Party during such period (other than Restricted Payments (a) made to another Credit Party or (b) which have caused EBITDA to be reduced for such period), of not less than the ratio set forth below:


               Period                                                      Minimum Fixed Charge Coverage Ratio
               ----------------------------------------                    -----------------------------------
               Fiscal Month ending on November 30, 2003                                 1.50:1.00

               Fiscal Month ending on December 31, 2003                                 1.50:1.00

               Fiscal Month ending on January 31, 2004                                  1.50:1.00

               Fiscal Month ending on February 29, 2004                                 1.50:1.00

               Fiscal Month ending on March 31, 2004                                    1.50:1.00

               Fiscal Quarter ending on June 30, 2004                                   1.50:1.00

               Fiscal Quarter ending on September 30, 2004                              1.50:1.00

               Fiscal Quarter ending on December 31, 2004                               1.50:1.00

               Fiscal Quarter ending on March 31, 2005                                  1.50:1.00

               Fiscal Quarter ending on June 30, 2005                                   1.50:1.00

               Fiscal Quarter ending on September 30, 2005                              1.50:1.00

               Fiscal Quarter ending on December 31, 2005                               1.50:1.00

               Fiscal Quarter ending on March 31, 2006                                  1.50:1.00

               Fiscal Quarter ending on June 30, 2006                                   1.60:1.00

               Fiscal Quarter ending on September 30, 2006 and each                     1.60:1.00
               Fiscal Quarter thereafter


         10.15 Annex G to the Credit Agreement is hereby amended by adding the following new subsection (e) following subsection (d) thereof:

         (e) Indebtedness to EBITDA. - Borrowers and their Subsidiaries shall have on a consolidated basis, as of the last day of each Fiscal Quarter a ratio of (i) the average amount of Indebtedness as of the last day of each of the then most recent twelve months to (ii) EBITDA plus interest income for the four Fiscal Quarters then ending of not greater than 3.0:1.

         10.16 Each of the Disclosure Schedules to the Credit Agreement is hereby amended and restated in its entirety to read as the Disclosure Schedules attached hereto.

11 EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of each the following conditions precedent:

         11.1 this Amendment shall have been duly executed and delivered by Borrower, Agent and each Lender and the Consent attached hereto shall have been duly executed and delivered by the Credit Parties signatories thereto;

         11.2 the Agent shall have received executed copies of all Loan Documents required by the Agent in connection with this Amendment, including, without limitation, (i) a guaranty by BCI Eclipse in favor of Agent, (ii) a security agreement between BCI Eclipse and Agent, (iii) a pledge agreement executed by the Borrower in favor of Agent pledging all of the Stock of BCI Eclipse to Agent (along with the share certificates representing such Stock and stock powers for each such share certificate), (iv) an assignment of representations, warranties, covenants and indemnities among Agent, Borrower and BCI Eclipse, (v) the BCI Eclipse Subordination Agreement, (vi) the Hilco Lien Intercreditor Agreement and (vii) [Blocked Account Agreements and Pledged Account Agreements with respect to the bank accounts of BCI Eclipse];

         11.3 Agent shall have received (x) copies of the UCC, tax and judgment lien searches conducted in respect of BCI Eclipse and BCI Eclipse, LLC, in form and substance satisfactory to Agent and (y) a secretary 's certificate with respect to each of Borrower, Encore Acquisition and BCI Eclipse, in form and substance satisfactory to Agent, attaching their respective (i) articles of incorporation or certificate of formation, (ii) by-laws, operating agreement or any other similar document or agreement, (iii) good standing certificate, (iv) incumbency certificate and (v) board resolutions or member's resolutions.

         11.4 the Agent shall have received a duly executed original of the opinion of Winthrop & Weinstine, P.A., in form and substance satisfactory to Agent and its counsel, with respect to the due authorization, execution, delivery and performance by each Credit Party signatory hereto of this Amendment or the other Loan Documents executed in connection herewith, the enforceability of the Credit Agreement as amended hereby and the Loan Documents executed in connection herewith, and the creation and perfection of certain security interests granted under the Loan Documents executed in connection herewith;

         11.5 the Agent shall have received evidence, in form and substance satisfactory to Agent, that the BCI Purchase has been consummated in accordance with the terms of the BCI Eclipse Purchase Documents;

         11.6 the Agent shall have received a certified copy of each of the BCI Eclipse Purchase Documents, each of which shall be in form and substance satisfactory to Agent;

         11.7 the Borrower shall have paid to the Agent an amendment fee of $125,000 (which fee shall be fully earned and payable on the date hereof);

         11.8 the Agent shall have received a certified copy of each of the Hilco Loan Documents, and the Hilco Loan Documents shall be in form and substance satisfactory to Agent; and

         11.9 The representations and warranties contained herein shall be true and correct in all respects.

12 REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and each Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and each Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that:

         12.1 all of the representations and warranties contained in the Credit Agreement and in each Loan Document are true and correct as of the date hereof after giving effect to this Amendment (determined as if all references to "Closing Date" were references to November 5, 2003), except to the extent that any such representations and warranties expressly relate to an earlier date;

         12.2 the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action required on its part and this Amendment, and the Credit Agreement as amended by this Amendment, is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

         12.3 Neither the execution, delivery and performance of this Amendment by Borrower, the performance by Borrower of the Credit Agreement as amended by this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Credit Party's certificate or articles of incorporation or bylaws or other similar documents, or agreements, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof; and

         12.4 No Default or Event of Default has occurred and is continuing.

13 REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

         13.1 Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

         13.2 The Amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document,
(ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or
(iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.

14 COSTS AND EXPENSES. As provided in Section 11.3 of the Credit Agreement, the Borrower agrees to reimburse Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

15 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

16 HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.

17 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                            (signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 6 to Credit Agreement as of the date first written above.

                                    BORROWER:

                                    NAVARRE CORPORATION

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    AS AGENT AND LENDER

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------




             [Signature Page to Amendment No. 6 to Credit Agreement]

                                     CONSENT

The undersigned hereby (i) acknowledges receipt of and consents to Amendment No. 6 to Credit Agreement (the "Amendment"), (ii) ratifies and confirms each Loan Document, including, without limitation, the guaranty and the security agreement to which it is a party, and (iii) acknowledges and agrees that after giving effect to the Amendment, each of the Loan Documents to which it is a party is and shall remain in full force and effect in accordance with the terms thereof.

                                    ENCORE SOFTWARE, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    BCI ECLIPSE COMPANY, LLC

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------